EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File No: 333-179628, File No: 333-174484 and File No: 333-194470) of China Recycling Energy Corporation of our report dated March 20, 2014 relating to the financial statements which appear in this Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Goldman Kurland and Mohidin, LLP

Encino, California

March 24, 2014